UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO.1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2008

Pizza Inn, Inc.
(Exact name of registrant as specified in its charter)

Missouri                                                      0-12919                                           47-0654575
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas                                                                                     75056
(Address of principal executive offices)                                                                                     (Zip Code)

Registrant’s telephone number, including area code (469) 384-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NOTE: This Form 8-K/A amends the Form 8-K of Pizza Inn, Inc. filed yesterday, June 26, 2008, only to add the required signature to the earlier filing, which was inadvertantly omitted due to technical error.  All other text remains the same.

Change in Directors or Principal Officers

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective June 23, 2008, Nancy Ellefson has been appointed Vice President of Finance and Principal Accounting Officer of Pizza Inn, Inc.  Since January 2005,  Ms. Ellefson has worked as a consultant for Apex Restaurant Group and Preferred Restaurant Services.  Ms. Ellefson served from December 1999 to December 2004 as the Corporate Controller and Vice President of Finance for Furr's Restaurant Group, Inc. (a publicly traded company), and Buffet Partners, L.P., and from January 1998 to January 1999 as Controller of Toscorp, Inc.  Ms. Ellefson has no family relationships with any other director or executive officer of the Company. There are no transactions in which Ms. Ellefson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On June 23, 2008, the Company entered into an employment letter with Ms. Ellefson (the "Employment Letter"). The Employment Letter provides for her employment as Vice President of Finance and Principal Accounting Officer of the Company beginning June 23, 2008, subject to certain termination rights. The Employment Letter provides that she will receive an annual base salary of $140,000, subject to annual review by the Company.  She will be entitled to receive annual and other bonuses as may be determined in the sole discretion of the Company's Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Pizza Inn, Inc.
        June 26, 2008

                                By:  _\s\ Charles R. Morrison______________________________________________
                                    Charles R. Morrison, President and Chief Executive Officer